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                                                                      EXHIBIT 12



                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Millions)


                                                                Six Months Ended
                                                                  June 30, 1998
                                                                ----------------
Income before provision for income taxes and extraordinary
 item.......................................................        $  3,044.4
Loss from unconsolidated businesses.........................               2.7
Dividends received from unconsolidated businesses...........              88.1
Interest expense, including interest on capital lease
 obligations................................................             697.3
Portion of rent expense representative of the interest
 factor.....................................................              95.7
Preferred stock dividend....................................               6.1
                                                                    ----------
Income, as adjusted.........................................        $  3,934.3
                                                                    ==========
Fixed charges:

Interest expense, including interest on capital lease
 obligations................................................        $    697.3
Portion of rent expense representative of the interest
 factor.....................................................              95.7
Capitalized interest........................................              42.7
Preferred stock dividend requirement........................               9.6
                                                                    ----------
Fixed charges...............................................        $    845.3
                                                                    ==========

Ratio of Earnings to Fixed Charges..........................              4.65
                                                                    ==========